EXHIBIT 99.1

Second Quarter 2003 Earnings Release and Supplemental Financial Information Archstone-Smith Trust 9200 E. Panorama Circle Suite 400 Englewood, CO 80112 Phone: (303) 708-5959 Fax: (303) 708-5999 Email: investors@archstonesmith.com Investor contact: Jack R. Callison, Jr. Group Vice President

TABLE OF CONTENTS

EX-99.1 Press Release

Second Quarter 2003
Table of Contents

Page

Earnings Release	1 - 2
Financial Highlights	3
Statements of Earnings	4 - 5
Balance Sheets	6
Geographic Distribution by Market	7
Operating Performance Summary	8 - 9
Investment Summary	10
Development Summary	11
Capitalization Summary	12
Supplemental Information for Net Asset Value Calculation	13

Corporate Headquarters Address:
9200 E. Panorama Circle, Suite 400
Englewood, Colorado
(303) 708-5959

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described within this press release supplement. These financial measures, which include but are not limited to Funds From Operations and Funds From Operations with Gains/Losses, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Information included in this supplemental package is unaudited.

News Release

Contact:	Jack R. Callison, Jr. 800-982-9293 • 303-708-5959

Archstone-Smith Announces Second Quarter 2003 Results

DENVER — July 31, 2003 — Archstone-Smith (NYSE:ASN) announced today that its net earnings per share (EPS) for the quarter ended June 30, 2003 was $0.32 per share, compared with $0.42 per share for the same period in 2002. The company’s funds from operations (FFO) with gains/losses, which reflects the impact of Archstone-Smith’s capital recycling program, was $0.38 per share in the second quarter, compared with $0.62 per share for the same period in 2002. The company’s FFO was $0.34 per share in the second quarter of 2003, compared with $0.49 per share during the first quarter 2002.

Archstone-Smith’s second quarter results include $25.0 million of expenses related to moisture infiltration and resulting mold issues at Harbour House, a high-rise asset in Southeast Florida that became subject to litigation in the third quarter of 2002. Excluding this charge, the company’s second quarter 2003 per share results for EPS, FFO with gains/losses and FFO would have been $0.44, $0.49 and $0.46, respectively.

Core Operating Portfolio Produces Positive Sequential Performance; Expenses Decline

The company’s operating portfolio continued to perform well during the quarter. Second quarter same-store revenues decreased 1.6% and expenses declined 2.4% from the second quarter of last year. Second quarter same-store net operating income (NOI) decreased only 1.2% from the same period last year. Sequentially, second quarter same-store revenues were up 0.9%; expenses declined 4.0%; and NOI increased 3.4% over the first quarter of 2003.

“We are pleased with our operating performance for the quarter — particularly in today’s challenging economy — which underscores the importance of owning well-located assets in markets protected from new supply,” said R. Scot Sellers, chairman and chief executive officer. “In addition, we are realizing significant positive benefits from our customer-focused operating platform. Our investments in technology, including Lease Rent Options,™ our pricing and revenue management software, and MRI, our web-based property management system, continue to enhance our performance, as does our outstanding team of operators.”

Archstone-Smith’s Core Protected Markets Now Represent 87% of its Portfolio

Consistent with Archstone-Smith’s capital recycling strategy, the company took advantage of very attractive private market pricing for apartments to sell non-core assets, thereby increasing its presence in core protected markets to 87.0% of its portfolio as of July 31, 2003, up from 83.5% at the end of the first quarter of 2003. During the second quarter, the company completed $429.2 million in dispositions and exited the Charlotte, N.C. and Las Vegas markets. Including expected closings on July 31, 2003, Archstone-Smith has completed $689.6 million of dispositions year-to-date, producing aggregate gross gains of $48.4 million and an unleveraged internal rate of 10.2%

Also during the second quarter, Archstone-Smith completed a five-year $250 million unsecured debt offering at a coupon rate of 3.0%. This represents the best pricing ever achieved by a real estate investment trust on five-year unsecured notes. “The execution of this highly successful debt offering strengthens our balance sheet and enhances our financial flexibility, which is one our most important priorities,” said Charles E. Mueller Jr., chief financial officer. Currently, the company has $650 million of available liquidity, including cash balances and capacity on its line of credit.

—more—

Archstone-Smith 2Q03 Results

As mentioned previously, the company’s second quarter results include the impact of a $25.0 million expense associated with moisture infiltration and resulting mold issues at Harbour House, a Southeast Florida high-rise asset that became subject to litigation in the third quarter of 2002. This expense includes estimated and incurred legal fees associated with known and anticipated costs for Archstone-Smith’s counsel and plaintiffs’ counsel, as well as estimated settlement costs based upon the current status of discussions, additional resident property repair and replacement costs, and temporary resident relocation expenses. The estimated settlement is inclusive of all pending legal claims at this asset, other than for those individuals who have or may subsequently opt out of the settlement and pursue individual claims. The company has also increased its accrual estimate for capitalized costs associated with remediation and capital improvements by $5.0 million

Archstone-Smith is aggressively pursuing recovery of a significant portion of these costs from its insurance carriers. The company is still in discussions with its insurance providers and therefore no estimate for recovery has been recorded. In addition, the company is continuing to pursue potential recoveries from third parties who it believes bear responsibility for a considerable portion of the costs it has incurred. However, Archstone-Smith cannot make assurances that it will obtain these recoveries or that its ultimate liability associated with these claims will not be material to its results of operations.

Archstone-Smith Declares 112th Consecutive Common Share Dividend

Archstone-Smith also announced that its Board declared the company’s 112th consecutive common share dividend. The company will pay a dividend of $0.4275 per common share, payable on August 29, 2003, to shareholders of record on August 15, 2003. On an annualized basis, this represents a dividend of $1.71 per common share.

* * *

Archstone-Smith is one of the nation’s leading owners, operators, developers and acquirers of apartments, with an irreplaceable portfolio of garden-style and high-rise apartment communities in protected locations in major metropolitan areas across the country. This year, the company debuted at 994 on the Fortune 1000 list, and ranked 348 on the Forbes Super500 list. With a current total market capitalization of approximately $9.8 billion, Archstone-Smith owns or has an ownership position in 271 apartment communities, representing 93,876 apartment units, including units under construction, as of June 30, 2003.

# # #

Archstone-Smith’s second quarter 2003 full financials and archived press releases are available on its web site at www.ArchstoneSmith.com or may be obtained by calling (800) 982-9293.

In addition to historical information, this press release and quarterly supplemental information contain forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, management’s beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release and supplemental information. See “Risk Factors” in Archstone-Smith’s 2002 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.

Second Quarter 2003

Financial Highlights

In thousands, except per share amounts and percentages

	Three Months Ended			Six Months Ended
	June 30,			June 30,

	2003	2002	% Change	2003	2002	% Change

Operating Performance
Net Earnings Attributable to Common Shares — Diluted	$59,260	$81,284	(27.1%)	$137,813	$125,720	9.6%
Per Share Results:
Net Earnings(1)	$0.32	$0.42	(23.8%)	$0.75	$0.71	5.6%
Funds from Operations(1)(2)(3)	$0.34	$0.49	(30.6%)	$0.83	$1.01	(17.8%)
Funds from Operations with Gains/Losses(1)(3)(4)	$0.38	$0.62	(38.7%)	$1.01	$1.13	(10.6%)
Cash Distributions per Common Share	$0.4275	$0.4250	0.6%	$0.8550	$0.8500	0.6%

	June 30,	December 31,
	2003	2002

Financial Position
Assets
Real Estate Investments Before Depreciation	$8,564,319	$8,838,821
Total Assets	$8,706,246	$8,855,068
Book Capitalization
Long Term Debt	$3,790,229	$3,736,930
Total Debt	$3,914,044	$4,102,508
Long Term Undepreciated Book Capitalization	$8,929,934	$8,699,824
Total Undepreciated Book Capitalization	$9,053,749	$9,065,402
Long Term Debt/Long Term Undepreciated Book Capitalization	42.4%	43.0%
Total Debt/Total Undepreciated Book Capitalization	43.2%	45.3%
Equity Market Capitalization(5)
Common Shares and Units	$5,122,104	$4,833,421
Convertible Preferred Shares	156,827	275,449
Perpetual Preferred Shares and Units	165,296	164,646

Total Equity Market Capitalization	$5,444,227	$5,273,516

Total Market Capitalization(6)	$9,358,271	$9,376,024

Fully Converted Shares(7)	220,628	217,752

NOTES

(1)  The three and six months ended June 30, 2003 include $25.0 million in expense for estimated and incurred legal fees for Archstone-Smith’s counsel and plaintiffs’ counsel, estimated settlement costs based upon the current status of discussions, additional resident property repair and replacement costs and temporary resident relocation expenses associated with moisture infiltration and resulting mold issues at Harbour House, a Southeast Florida high-rise property that became subject to litigation in the third quarter of 2002. Included in this amount is approximately $1.0 million in legal fees incurred during the second quarter of 2003. Excluding the $25.0 million expense, our second quarter 2003 per share results for net earnings, Funds from Operations (FFO) with Gains/Losses, and FFO would have been $0.44, $0.49 and $0.46, respectively. We believe these amounts are helpful as they better demonstrate our results from core operations.

(2)  FFO is calculated in accordance with the FFO definition from NAREIT’s October 1999 White Paper (as amended in April 2002). We acknowledge that FFO is a recognized measure of performance by the REIT industry since FFO excludes depreciation expense because real estate values have not historically diminished predictably over time. FFO is not intended to be a measure of cash flow or liquidity. See page 4 for a reconciliation of Net Earnings to FFO.

(3)  Due to the implementation of new accounting literature, FFO for 2002 has been restated to include debt extinguishment costs related to the early payment of debt that were not associated with a disposition.

(4)  Calculated as FFO plus Gross Gains/Losses from the disposition of real estate investments. Gross Gains/Losses from the disposition of real estate investments is defined as net sales proceeds less the gross investment basis of the asset before accumulated depreciation and provisions for possible loss on real estate investments. Joint venture gain/loss deferrals required under GAAP have also been excluded from Gross Gains/Losses. We consider FFO with Gains/Losses to be a meaningful supplemental measure of performance because the continued recycling of capital is a fundamental component of our business strategy, and Gross Gains/Losses from the disposition of real estate investments demonstrates the result of our investment activity. FFO with Gains/Losses is not intended to be a measure of cash flow or liquidity. See page 4 for a reconciliation of Net Earnings to FFO with Gains/Losses.

(5)  Reflects the market capitalization based on the closing share price on the last trading day of the period for publicly traded securities and liquidation value of private securities. See detailed market capitalization calculation on page 12.

(6)  Represents the book value of Total Debt plus Total Equity Market Capitalization.

(7)  Represents total common shares and operating partnership units outstanding at the end of the period, plus the assumed conversion of convertible preferred shares and incremental stock options using the treasury stock method.

Second Quarter 2003

Statements of Earnings

In thousands, except per share amounts

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Revenues:
Rental Revenues	$223,640	$221,211	$444,494	$436,348
Income from Unconsolidated Entities(1)	293	7,814	5,643	12,590
Other Income	4,573	1,499	11,737	3,008

	228,506	230,524	461,874	451,946

Expenses:
Rental Expenses	58,555	56,544	115,675	110,643
Real Estate Taxes	19,470	20,193	41,220	40,333
Depreciation on Real Estate Investments	45,876	42,703	91,411	83,153
Gross Interest Expense	52,705	57,742	103,824	102,269
Capitalized Interest	(4,386)	(6,231)	(8,911)	(11,870)

Net Interest Expense	48,319	51,511	94,913	90,399
General and Administrative	12,586	10,400	24,768	20,285
Other Expense(2)	25,814	704	27,877	2,516

	210,620	182,055	395,864	347,329

Earnings from Operations	17,886	48,469	66,010	104,617
Plus: Gains from Disposition of Real Estate Investments, net(3)	—	23,263	—	24,544
Less:
Minority Interest — Series E, F and G Perpetual Preferred Units	1,316	1,567	2,632	3,134
Minority Interest — Convertible Operating Trust Units	1,261	8,027	5,559	14,295

Net Earnings before Discontinued Operations	15,309	62,138	57,819	111,732
Plus: Net Earnings from Discontinued Operations(4)	49,863	21,788	92,925	31,293

Net Earnings	65,172	83,926	150,744	143,025
Less: Preferred Share Dividends	5,935	8,681	12,977	17,440

Net Earnings Attributable to Common Shares — Basic	59,237	75,245	137,767	125,585
Add Back (dilutive securities only):
Minority Interest	23	458	46	135
Convertible Preferred Share Dividends	—	5,581	—	—

Net Earnings Attributable to Common Shares — Diluted	$59,260	$81,284	$137,813	$125,720

Diluted Weighted Average Common Shares Outstanding — Net Earnings	185,713	191,895	183,761	177,169

Diluted Earnings per Common Share(5)	$0.32	$0.42	$0.75	$0.71

Funds From Operations Reconciliation:
Net Earnings Attributable to Common Shares — Diluted	$59,260	$81,284	$137,813	$125,720
Depreciation on Real Estate Investments	47,965	50,204	98,202	97,483
Depreciation on Real Estate Investments — Unconsolidated Entities	4,095	2,120	6,622	4,259
Gains from Disposition of Real Estate Investments and Provision for Possible Loss	(48,829)	(39,937)	(89,851)	(41,218)
Convertible Preferred Share Dividends	—	—	—	11,239
Debt Extinguishment Costs Related to Dispositions	1,733	2,483	1,733	2,483
Minority Interest	(594)	(1,790)	(2,117)	(6,918)

Funds From Operations Attributable to Common Shares — Diluted(6)	63,630	94,364	152,402	193,048
Gross Gains on the Disposition of Real Estate Investments(7)	7,209	27,137	38,580	25,481
Convertible Preferred Share Dividends	—	—	8,910	—
Minority Interest	(856)	(3,154)	(4,473)	(2,971)

Funds From Operations with Gains/Losses Attributable to Common Shares — Diluted(6)	$69,983	$118,347	$195,419	$215,558

Diluted Weighted Average Common Shares Outstanding — Net Earnings	185,713	191,895	183,761	177,169
Assumed Conversion of Preferred Shares into Common Shares	—	—	—	14,124

Diluted Weighted Average Common Shares Outstanding — FFO	185,713	191,895	183,761	191,293
Assumed Conversion of Preferred Shares into Common Shares	—	—	10,414	—

Diluted Weighted Average Common Shares Outstanding - FFO with Gains/Losses	185,713	191,895	194,175	191,293

Per Share Amounts(5)(6)
Funds From Operations — Diluted	$0.34	$0.49	$0.83	$1.01

Funds From Operations with Gains/Losses — Diluted	$0.38	$0.62	$1.01	$1.13

Quarterly Cash Distributions per Common Share	$0.4275	$0.4250	$0.8550	$0.8500

See notes on following page.

Second Quarter 2003

Statements of Earnings (continued)

In thousands, except per share amounts

NOTES

(1) Reflects our proportionate share of earnings in the following entities:

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Ameriton Properties Incorporated (API)(a)	$(102)	$3,647	$3,987	$5,020
Real Estate Joint Ventures	395	1,096	1,830	3,263
Consolidated Engineering Services(b)	—	2,917	—	4,137
Smith Management Construction(c)	—	154	(174)	170

Income from Unconsolidated Entities	$293	$7,814	$5,643	$12,590

(a) The following reflects API’s contribution to FFO:
FFO excluding net gains on disposition of operating communities	$1,860	$3,973	$3,353	$6,680
Gains on disposition of operating communities	—	1,099	3,860	1,099

Total FFO contribution from API	1,860	5,072	7,213	7,779
Depreciation on real estate investments	(1,962)	(1,425)	(3,226)	(2,759)

Total earnings contribution from API	$(102)	$3,647	$3,987	$5,020

(b) Consolidated Engineering Services was sold to a third party in December 2002.

(c) Smith Management Construction was sold to members of its management team in February 2003. In accordance with GAAP, we will not recognize the divestiture until our responsibilities under certain performance guarantees expire and we collect sufficient amounts of principal under the notes receivable.

(2)  The three and six months ended June 30, 2003 include $25.0 million in expense for estimated and incurred legal fees for Archstone-Smith’s counsel and plaintiffs’ counsel, estimated settlement costs based upon the current status of discussions, additional resident property repair and replacement costs and temporary resident relocation expenses associated with moisture infiltration and resulting mold issues at Harbour House, a Southeast Florida high-rise property that became subject to litigation in the third quarter of 2002. Included in this amount is approximately $1.0 million in legal fees incurred during the second quarter of 2003.

(3)  Represents properties sold during the three and six months ended June 30, 2002, that were not subject to SFAS 144.

(4)  In accordance with SFAS 144, reflects net earnings from real estate investments designated as held for sale during the three and six months ended June 30, 2003, including net gains (losses) on any of these communities actually sold.

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Composition of Net Earnings from Discontinued Operations:
Rental Revenues	$27,236	$43,908	$62,206	$88,816
Rental Expenses	(10,035)	(13,545)	(20,487)	(26,173)
Real Estate Taxes	(1,412)	(4,401)	(5,387)	(8,930)
Depreciation on Real Estate Investments	(2,089)	(7,501)	(6,791)	(14,330)
Interest, net	(5,928)	(10,227)	(13,147)	(20,266)
Provision for Possible Loss on Real Estate Investments	—	—	(3,714)	—
Allocation of Minority Interest	(6,738)	(3,120)	(13,320)	(4,498)
Gains on Disposition of Real Estate Investments, net	48,829	16,674	93,565	16,674

Net Earnings from Discontinued Apartment Communities	$49,863	$21,788	$92,925	$31,293

(5)  As of June 30, 2003, the REIT (Archstone-Smith Trust) owned approximately 88.3% of the Operating Trust’s (Archstone-Smith Operating Trust) outstanding common units and the remaining 11.7% were owned by minority interest holders. Per share amounts for each period presented will always be the same for the REIT and the Operating Trust, as both the numerator and denominator must be adjusted to reflect the assumed conversion of all outstanding Operating Trust units.

(6)  Due to the implementation of new accounting literature, FFO for 2002 has been restated to include debt extinguishment costs related to the early payment of debt that were not associated with a disposition.

(7)  The following is a reconciliation of GAAP Gains/Losses from the Disposition of Real Estate Investments to Gross Gains/Losses from the Disposition of Real Estate Investments (see page 3 for a definition of Gross Gains/Losses):

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

GAAP Gains from the Disposition of Real Estate Investments	$48,829	$39,937	$93,565	$41,218
Less: Accumulated Depreciation	(41,620)	(12,800)	(54,985)	(15,737)

Gross Gains from the Disposition of Real Estate Investments	$7,209	$27,137	$38,580	$25,481

Second Quarter 2003

Balance Sheets

In thousands

	June 30,	December 31,
	2003	2002

Assets
Real Estate(1)	$8,564,319	$8,838,821
Less: Accumulated Depreciation	617,793	571,247

	7,946,526	8,267,574
Investments In and Advances to Unconsolidated Entities(2)	401,012	346,946

Net Investments	8,347,538	8,614,520
Cash and Cash Equivalents	8,926	12,846
Restricted Cash in Tax-Deferred Exchange Escrow	74,140	—
Other Assets	275,642	227,702

Total Assets	$8,706,246	$8,855,068

Liabilities and Shareholders’ Equity
Liabilities:
Unsecured Credit Facilities	$123,815	$365,578
Long Term Unsecured Debt	1,883,017	1,776,103
Mortgages Payable	1,907,212	1,960,827
Dividends Payable	1,583	81,228
Payables, Accrued Expenses and Other Liabilities	268,707	279,685

Total Liabilities	4,184,334	4,463,421
Minority Interest:
Series E, F and G Perpetual Preferred Units	61,180	61,180
Operating Trust Units	497,060	486,649

	558,240	547,829
Shareholders’ Equity:
Series A, H, K and L Convertible Preferred Shares(3)	123,166	194,671
Series D and I Cumulative Perpetual Preferred Shares	99,145	99,370
Common Shares, $0.01 Par Value	1,885	1,807
Additional Paid-In Capital and Other Comprehensive Loss	3,818,421	3,684,126
Distributions in Excess of Net Earnings	(78,945)	(136,156)

Total Shareholders’ Equity	3,963,672	3,843,818
Total Liabilities and Shareholders’ Equity	$8,706,246	$8,855,068

NOTES

(1)  The change in investments in real estate, at cost, consisted of the following:

Balance at December 31, 2002	$8,838,821
Acquisition-related Expenditures	156,255
Redevelopment Expenditures	34,725
Recurring Capital Expenditures	16,191
Development Expenditures, excluding land acquisitions	85,553
Dispositions	(507,486)
Transfers to Ameriton	(56,026)
Provision for Possible Loss on Real Estate Investments	(3,714)

Balance at June 30, 2003	$8,564,319

(2)  Reflects the investments in and advances to the following unconsolidated entities:

	June 30,	December 31,
	2003	2002

Ameriton Properties Incorporated	$352,823	$292,043
Real Estate Joint Ventures	48,189	54,903

Investment In and Advances to Unconsolidated Entities	$401,012	$346,946

(3)  The Series H Preferred Shares were converted into Common Shares in May 2003.

Second Quarter 2003

Geographic Distribution at June 30, 2003(1)

Core Markets
Greater Washington D.C. Metropolitan Area(2)	38.8%
Southern California	13.7%
San Francisco Bay Area, California	9.3%
Chicago, Illinois(2)	7.9%
Boston, Massachusetts(2)	5.3%
Southeast Florida(2)	4.8%
Seattle, Washington	3.5%
New York City Metropolitan Area(2)	2.7%

Total Core Markets	86.0%

Non-Core Markets
Atlanta, Georgia	2.9%
Denver, Colorado	2.5%
Phoenix, Arizona	1.3%
Houston, Texas	1.3%
Raleigh, North Carolina	1.0%
Other(3)	5.0%

Total Non-Core Markets	14.0%

Total All Markets	100.0%

Total Garden	64.3%
Total High-Rise	35.7%

NOTES

(1)  Based on net operating income (NOI) for the three months ended June 30, 2003, excluding amounts associated with dispositions that closed during the current quarter. See footnote 2 on page 9 for a reconciliation of NOI to earnings from operations and an explanation as to why we believe NOI is a useful measure.

(2)  The distribution between high-rise properties and garden communities follows (all percentages of total NOI):

	High-Rise	Garden	Total

Greater Washington D.C. Metropolitan Area	22.8%	16.0%	38.8%
Chicago, Illinois	5.9%	2.0%	7.9%
Boston, Massachusetts	1.9%	3.4%	5.3%
Southeast Florida	2.9%	1.9%	4.8%
New York City Metropolitan Area	2.2%	0.5%	2.7%

(3)  Includes markets that represent less than 1.0% of NOI.

Second Quarter 2003

Operating Performance Summary(1)

Year-Over-Year Same Store Performance

			Operating Expense		Net Operating Income
	Revenue Growth/(Decline)		Growth/(Decline)		Growth/(Decline)(2)

	Q2 2003 vs.	YTD 2003 vs.	Q2 2003 vs.	YTD 2003 vs.	Q2 2003 vs.	YTD 2003 vs.
	Q2 2002	YTD 2002	Q2 2002	YTD 2002	Q2 2002	YTD 2002

Same Store Communities:
Garden Communities	(2.5%)	(2.3%)	(0.1%)	0.7%	(3.7%)	(3.6%)
High-Rise Properties	0.3%	(0.6%)	(6.9%)	(1.8%)	4.2%	(0.0%)
Total Portfolio	(1.6%)	(1.8%)	(2.4%)	(0.2%)	(1.2%)	(2.5%)

	Average Physical		Property Operating		Potential Effective Rent
	Occupancy		Margin(4)		Per Unit(5)

	Q2 2003(3)	Q2 2002	Q2 2003	Q2 2002	Q2 2003	Q2 2002

Same Store Communities:
Garden Communities	95.6%	96.1%	67.8%	68.6%	$1,030	$1,053
High-Rise Properties	95.3%	95.7%	67.1%	64.6%	$1,469	$1,470
Total Portfolio	95.5%	96.0%	67.6%	67.3%	$1,135	$1,153

			Operating Expense		Net Operating Income		Average Physical
	Revenue Growth/(Decline)		Growth/(Decline)		Growth/(Decline)(2)		Occupancy

	Q2 2003 vs.	YTD 2003 vs.	Q2 2003 vs.	YTD 2003 vs.	Q2 2003 vs.	YTD 2003 vs.
	Q2 2002	YTD 2002	Q2 2002	YTD 2002	Q2 2002	YTD 2002	Q2 2003	YTD 2003
Same Store Core Markets:(6)
Greater Washington D.C. Metropolitan Area	1.9%	1.7%	(4.6%)	(1.8%)	5.0%	3.4%	96.6%	96.2%
Southern California	2.3%	2.5%	6.1%	3.2%	0.8%	2.2%	96.3%	96.4%
San Francisco Bay Area, California	(9.1%)	(8.9%)	(3.4%)	(4.2%)	(11.2%)	(10.6%)	95.4%	95.4%
Chicago, Illinois	(5.4%)	(7.4%)	(12.7%)	(4.9%)	(0.1%)	(9.2%)	92.7%	91.2%
Boston, Massachusetts	(1.5%)	(2.7%)	1.4%	6.9%	(2.6%)	(6.2%)	96.7%	96.7%
Southeast Florida	(0.9%)	(0.6%)	(2.5%)	0.1%	0.2%	(1.1%)	95.9%	96.1%
Seattle, Washington	(6.7%)	(6.4%)	(6.8%)	(4.9%)	(6.7%)	(7.1%)	94.7%	94.9%

Total Core Markets	(0.9%)	(1.2%)	(3.7%)	(1.3%)	0.4%	(1.1%)	95.9%	95.6%

Sequential Same Store Performance

		Operating
	Revenue	Expense	NOI
	Growth/	Growth/	Growth/
	(Decline)	(Decline)	(Decline)(2)

	Q2 2003 vs.	Q2 2003 vs.	Q2 2003 vs.
	Q1 2003	Q1 2003	Q1 2003

Sequential Same Store Communities:
Garden Communities	0.1%	(1.8%)	1.0%
High-Rise Properties	2.7%	(8.1%)	8.8%
Total Portfolio	0.9%	(4.0%)	3.4%
Sequential Same Store Core Markets:(7)
Greater Washington D.C. Metropolitan Area	1.8%	(6.3%)	5.8%
Southern California	0.7%	2.7%	(0.2%)
San Francisco Bay Area, California	(0.8%)	(0.3%)	(1.0%)
Chicago, Illinois	4.3%	(12.3%)	18.4%
Boston, Massachusetts	1.2%	(11.7%)	7.3%
Southeast Florida	0.3%	(1.7%)	1.7%
Seattle, Washington	(1.0%)	0.5%	(1.8%)

Total Core Markets	1.3%	(4.9%)	4.4%

See notes on following page.

Second Quarter 2003

Operating Performance Summary (continued)

NOTES

(1)   Same Store Communities:

- Q2 2003 vs. Q2 2002 represents 173 apartment communities (58,185 units) that were fully operational during the entire three months ended June 30, 2003 and 2002, respectively. Excludes 21 apartment communities (10,800 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.).

- YTD 2003 vs. YTD 2002 represents 171 apartment communities (57,655 units) that were fully operational during the entire six months ended June 30, 2003 and 2002, respectively. Excludes 23 apartment communities (11,330 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.).

- Sequential Same Store Communities represents 182 apartment communities (60,795 units) that were fully operational during the three months ended March 31, 2003 and June 30, 2003, respectively. Excludes 12 apartment communities (8,190 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.).

(2)  NOI is defined as rental revenues less rental expenses and real estate taxes. We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance. We also believe NOI is a valuable means of comparing period-to-period property performance. The following is a reconciliation of Same Store NOI to Earnings from Operations:

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

Same Store NOI	$137,094	$138,820	$266,690	$273,578
Non-Same Store NOI	24,310	31,616	57,241	65,507
NOI Classified as Discontinued Operations — Communities Sold	(4,626)	(14,399)	(13,728)	(30,422)
NOI Classified as Discontinued Operations — Communities Held for Sale	(11,163)	(11,563)	(22,604)	(23,291)

Net Operating Income	145,615	144,474	287,599	285,372
Income from Unconsolidated Entities	293	7,814	5,643	12,590
Other Income	4,573	1,499	11,737	3,008
Depreciation on Real Estate Investments	(45,876)	(42,703)	(91,411)	(83,153)
Interest Expense	(48,319)	(51,511)	(94,913)	(90,399)
General and Administrative Expense	(12,586)	(10,400)	(24,768)	(20,285)
Other Expense	(25,814)	(704)	(27,877)	(2,516)

Earnings from Operations	$17,886	$48,469	$66,010	$104,617

(3)  The average physical occupancy for the entire operating portfolio, including non-same store communities, was 94.4% for Q2 2003.

(4)  Property Operating Margin: Rental revenues less operating expenses, divided by rental revenues.

(5)  Potential Effective Rent Per Unit is defined as the average rent per unit net of concessions and loss to lease but before vacancy loss and bad debt costs. The potential effective rent per unit (weighted by units) for the entire operating portfolio during the second quarter of 2003 was $1,036 for the garden communities, $1,411 for the high-rise communities and $1,153 for the total portfolio.

(6)  The dollar amounts for the same store communities in our core markets follow:

	Revenues		Operating Expenses		Net Operating Income

	Q2 2003	YTD 2003	Q2 2003	YTD 2003	Q2 2003	YTD 2003

Core Markets:
Greater Washington D.C. Metropolitan Area	$82,222	$162,765	$24,989	$51,648	$57,233	$111,117
Southern California	26,759	53,329	8,215	16,023	18,544	37,306
San Francisco Bay Area, California	20,148	37,018	5,659	10,349	14,489	26,669
Chicago, Illinois	15,918	31,187	6,166	13,197	9,752	17,990
Boston, Massachusetts	10,709	20,243	2,996	6,012	7,713	14,231
Southeast Florida	6,033	12,050	2,489	5,022	3,544	7,028
Seattle, Washington	8,095	16,276	2,619	5,225	5,476	11,051

Total	$169,884	$332,868	$53,133	$107,476	$116,751	$225,392

(7)  The dollar amounts for the sequential same store communities in our core markets follow:

		Operating	Net Operating
	Revenues	Expenses	Income

	Q2 2003	Q2 2003	Q2 2003

Core Markets:
Greater Washington D.C. Metropolitan Area	$86,981	$26,373	$60,608
Southern California	29,877	9,165	20,712
San Francisco Bay Area, California	20,148	5,659	14,489
Chicago, Illinois	15,918	6,166	9,752
Boston, Massachusetts	10,709	2,996	7,713
Southeast Florida	6,033	2,489	3,544
Seattle, Washington	8,095	2,619	5,476

Total	$177,761	$55,467	$122,294

Second Quarter 2003

Investment Summary

Dollar amounts in thousands, except cost per unit amounts

Operating Apartment Communities	Q1 2003	Q2 2003

Garden:
Communities	156	146
Units	52,991	47,706
Total Investment(1)	$4,936,889	$4,664,856
Cost per Unit	$93,165	$97,783

High-Rise:
Communities	49	48
Units	21,061	21,279
Total Investment(1)	$3,530,464	$3,612,992
Cost per Unit	$167,630	$169,791

Total Portfolio:
Communities	205	194
Units	74,052	68,985
Total Investment(1)	$8,467,353	$8,277,848
Cost per Unit	$114,343	$119,995

Total Portfolio Capital Expenditures - Cost per Unit	Q1 2003	Q2 2003	YTD 2003

Acquisition Related Expenditures	$27	$27	$54
Redevelopment Expenditures	$110	$367	$471
Recurring Capital Expenditures	$73	$148	$220
Apartment Acquisitions
Communities	—	1	1
Units	—	229	229
Total Investment(1)	—	$59,016	$59,016
Cost per Unit	—	$257,712	$257,712
Apartment Dispositions
Communities	6	14	20
Units	1,641	6,049	7,690
Gross Sales Proceeds	$131,850	$429,200	$561,050
GAAP Gains	$44,736	$48,829	$93,565
Gross Gains(2)	$31,371	$7,209	$38,580
Unleveraged IRR(3)	14.7%	8.6%	10.0%

NOTES

(1)  For development communities, represents the total expected investment at completion. For operating communities, represents total investment plus planned capital expenditures.

(2)  See page 3 for a definition of Gross Gains/Losses from the disposition of real estate investments. See footnote 7 on page 5 for a reconciliation of GAAP Gains/Losses from the disposition of real estate investments to Gross Gains/Losses from the disposition of real estate investments.

(3)  The unleveraged IRR represents the cash rate of return generated over the investment holding period on Archstone-Smith’s invested capital.

Second Quarter 2003

Development Summary

Dollar amounts in thousands, except unit and cost per unit amounts

	Q1 2003	Q2 2003	YTD 2003

Starts During Period
Communities	3	—	3
Units	712	—	712
Total Investment(1)	$133,918	—	$133,918
Total Cost Per Unit	$188,087	—	$188,087
Completions During Period
Communities	—	2	2
Units	—	753	753
Total Investment(1)	—	$158,672	$158,672
Total Cost Per Unit	—	$210,720	$210,720
Stabilizations During Period(2)
Communities	—	—	—
Units	—	—	—
Total Investment(1)	—	—	—
Total Cost Per Unit	—	—	—
Under Construction at End of Period
Communities	10	8	8
Units	2,501	1,748	1,748
Total Investment(1)	$536,037	$377,365	$377,365
Total Cost Per Unit	$214,329	$215,884	$215,884
Investment to Date	$333,752	$209,534	$209,534
In Planning at End of Period
Communities	9	9	9
Units	3,527	3,527	3,527
Total Investment(1)	$865,714	$871,709	$871,709
Total Cost Per Unit	$245,453	$247,153	$247,153
Investment to Date(3)	$78,296	$133,394	$133,394
Development Expenditures During Period	$45,039	$40,514	$85,553

					Actual or
					Expected Date	Expected
	Number of	Investment at	Total		for First	Stabilization
Developments Under Construction	Units	6/30/03	Investment(1)	Start Date	Units(4)	Date	% Leased(5)

West Division (Garden)
Los Angeles County, California
Archstone Playa Del Rey	354	$80,343	$94,556	Q2/01	Q2/03	Q1/05	1.4%
Archstone Pasadena	120	19,421	30,528	Q3/02	Q2/04	Q4/04	N/A
Archstone Westside	204	31,138	57,551	Q4/02	Q2/04	Q1/05	N/A

	678	130,902	182,635
Ventura County, California
Archstone Camarillo	165	24,284	27,596	Q1/02	Q2/03	Q1/04	37.6%
Carlsbad, California
Kelly Ranch	451	27,658	77,751	Q1/03	Q1/04	Q3/05	N/A
Seattle, Washington
Redmond Hills II	108	11,424	12,780	Q3/02	Q2/03	Q2/04	29.6%

Total West Division	1,402	194,268	300,762

East Division (Garden)
Boston, Massachusetts
Archstone Watertown	134	11,748	37,633	Q4/02	Q1/04	Q4/04	N/A

Total East Division	134	11,748	37,633

Charles E. Smith Division (High-Rise)
Washington, D.C.
Lofts at Crystal Towers	212	3,518	38,970	Q1/03	Q4/04	Q4/05	N/A

Total Charles E. Smith Division	212	3,518	38,970

Total Communities Under Construction	1,748	$209,534	$377,365

NOTES

(1)  For development and in planning communities, represents the total expected investment at completion. For operating communities, represents total expected investment plus planned capital expenditures.

(2)  Stabilizations During Period: Completed development communities achieving approximately 93% occupancy.

(3)  Includes $3.4 million for in planning under control, which is included in Other Assets.

(4)  Represents the quarter that the first completed units were occupied (or are expected to be occupied).

(5)  The percentage leased is based on leased units divided by total number of units in the communities (completed and under construction) as of June 30, 2003. “N/A” is shown where Lease-Up has not yet commenced. Archstone-Smith begins leasing units prior to completion of the entire community.

Second Quarter 2003

Capitalization Summary

In thousands, except per share amounts

Preferred Shares and Units

	Shares/Units		Annual
	Outstanding at	Liquidation	Dividend Per
Description	June 30, 2003	Preference	Share	Redemption Date(1)	Conversion Ratio

Convertible Preferred Shares:(2)
Series A Preferred Shares	2,927	$25.00	$2.30	November 2003	1 : 1.3469
Series K Preferred Shares	667	37.50	3.38	October 2004	1 : 1.975
Series L Preferred Shares	641	39.00	3.38	November 2005	1 : 1.975
Perpetual Preferred Shares and Units:
Series D Preferred Shares	1,966	25.00	2.19	August 2004	N/A
Series E Preferred Units	1,120	25.00	2.09	August 2004	N/A
Series F Preferred Units	800	25.00	2.03	September 2004	N/A
Series G Preferred Units	600	25.00	2.16	March 2005	N/A
Series I Preferred Shares	0.5	$100,000	$7,660	February 2028	N/A

	June 30,	December 31,
Market Capitalization	2003	2002

Common Shares and Units:
Common Shares (public)	188,489	180,706
Convertible Operating Trust Units	24,932	24,622

Total Common Shares and Operating Partnership Units	213,421	205,328
Closing Share Price	$24.00	$23.54

Market Capitalization of Common Shares and Units	$5,122,104	$4,833,421

Convertible Preferred Shares:
Series A Convertible Preferred Shares (public)	2,927	2,927
Closing Share Price	$32.40	$31.40

Market Capitalization of Series A Preferred Shares	$94,835	$91,908

Series H, K and L Convertible Preferred Shares (private)(2)	2,583	7,797
Closing Common Share Price (convertible into common shares)	$24.00	$23.54

Market Capitalization of Series H, K and L Preferred Shares	$61,992	$183,541

Market Capitalization of Convertible Preferred Shares	$156,827	$275,449

Perpetual Preferred Shares and Units:
Series D Perpetual Preferred Shares (public)	1,966	1,975
Closing Share Price	$26.60	$26.15

Market Capitalization of Series D Perpetual Preferred Shares	$52,296	$51,646

Liquidation Value of Series E, F, G and I Perpetual Preferred Units and Shares (private)	$113,000	$113,000

Market Capitalization of Perpetual Preferred Shares and Units	$165,296	$164,646

Total Equity Market Capitalization	$5,444,227	$5,273,516

Book Value of Total Debt	$3,914,044	$4,102,508
Total Market Capitalization	$9,358,271	$9,376,024

Debt Maturity Schedule — Long Term Debt

		Mortgages Payable

		Regularly				Maturities as a
	Long Term	Scheduled	Final			% of Total
	Unsecured	Principal	Maturities and		Effective	Market
	Debt	Amortization	Other	Total	Interest Rate(3)	Capitalization

2003	$32,500	$5,855	$5,307	$43,662	7.0%	0.5%
2004	51,250	13,726	37,720	102,696	6.3%	1.1%
2005	251,250	14,810	9,904	275,964	8.0%	2.9%
2006	51,250	14,896	290,251	356,397	6.1%	3.8%
2007	386,250	15,401	103,507	505,158	5.3%	5.4%
Thereafter	1,110,517	228,532	1,167,303	2,506,352	5.9%	26.8%

Total	$1,883,017	$293,220	$1,613,992	$3,790,229	6.0%	40.5%

NOTES

(1)  Securities are redeemable at the option of Archstone-Smith, not the holder, beginning in the month noted.

(2)  The Series H Preferred Shares were converted into Common Shares in May 2003.

(3)  Represents the weighted average effective interest rate of all debt maturing in the respective year.

Second Quarter 2003

Supplemental Information for Net Asset Value Calculation

In thousands

		Three Months
		Ended
		June 30, 2003

The following information is provided to help facilitate the calculation of Archstone-Smith’s net asset value:
Income Statement Information
Net Operating Income (NOI)		$145,615
NOI for Assets Held for Sale(1)	11,163
NOI Stabilization Adjustment for Lease-ups and Acquisitions(2)	2,198

Total Adjustments		13,361

Adjusted Net Operating Income		158,976

Balance Sheet Information
Cash and Restricted Cash		$83,066
Investments in Unconsolidated Entities(3)		451,000
Funded Portion of Communities Under Development and In Planning Owned(4)		339,558
Other Land		9,606
Other Assets		275,642
Tax-Exempt Debt(5)	413,607
Conventional Debt	3,500,437
Other Liabilities	270,290

Total Liabilities		4,184,334
Minority Interest (Series E, F and G Perpetual Preferred)		61,180
Perpetual Preferred Shares (Series D and I)		99,145
Fully Converted Shares		220,628

NOTES

(1)  NOI for assets held for sale as of June 30, 2003, is included in discontinued operations. Excludes $4.6 million in NOI associated with assets sold during the three months ended June 30, 2003.

(2)  Represents the difference between actual NOI attributable to communities in lease-up or acquired during the three months ended June 30, 2003, and the NOI for the full quarter assuming the underwritten stabilized yield.

(3)  Includes approximately $50.0 million of gains from the sale of communities to unconsolidated joint ventures, which were deferred under GAAP.

(4)  Represents actual costs incurred to date and excludes incremental value created in the development process. The total expected investment for properties under development and in planning as of June 30, 2003, was $1.2 billion.

(5)  Excludes incremental value associated with tax-exempt debt resulting from interest rates that have historically been lower than conventional debt interest rates.